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                                                                    Exhibit 23.3

            Consent of Independent Registered Public Accounting Firm

                                  Relating to
                        Provident Financial Group, Inc.



We consent to the reference to our firm under the caption "Experts" in the Registration Statement No. 333-113888 (Form S-8) pertaining to the 1988 Stock Option Plan, 1996 Non-Executive Officer Stock Option Plan, 1997 Stock Option Plan, 2000 Employee Stock Option Plan, 2002 Outside Directors Stock Option Plan, 1992 Outside Directors Stock Option Plan, Fidelity Financial of Ohio, Inc. 1997 Stock Option Plan, Retirement Plan, Dividend Reinvestment Plan, 1992 Advisory Directors' Stock Option Plan, 1990 Employee Stock Purchase Plan, 1996 Non-Executive Officer Stock Option Plan, Deferred Compensation Plan, Outside Directors Deferred Compensation Plan, and Supplemental Executive Retirement Plan of National City Corporation and to the incorporation by reference therein of our report dated June 24, 2004, with respect to the consolidated financial statements of Provident Financial Group, Inc. Retirement Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP
                                        /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
June 30, 2004